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KonaRed Becomes Official Supplier
for USA Volleyball Cup 2014

COLORADO SPRINGS, CO, Mar 10, 2014 - KonaRed Corporation (www.KonaRed.com) (OTCBB: KRED); USA Volleyball has signed an agreement with KonaRed Corporation ( www.KonaRed.com )KRED 0.00% designating the beverage producer as an Official Supplier for the USA Volleyball Cup 2014, a series of events featuring the U.S. Men’s and Women’s National Volleyball Teams that will be held in July and August. The deal was jointly announced by USA Volleyball Secretary General Kerry Klostermann and KonaRed Corporation CEO Shaun Roberts.

KonaRed manufactures antioxidant beverages, organic green teas and on-the-go packs developed from antioxidant extracts and powders from exclusive Hawaiian coffee fruit. As an official supplier to the USA Volleyball Cup, KonaRed will further promote its brand, showcase its product and proactively target the sports industry.

“USA Volleyball is extremely pleased to partner with KonaRed as an Official Supplier for our USA Volleyball Cup events to be held this summer in the United States,” Klostermann said. “KonaRed’s assortment of healthy fruit juices is a perfect match with the values of our sport.”

KonaRed will be recognized on all USA Volleyball Cup promotions, press and public relations for the series of competitions. KonaRed and/or its logo will be included in press backdrops, email promotions and social media/digital marketing efforts. In addition KonaRed will receive venue signage, public address announcer recognition during events, and product sampling opportunities.

“We are very excited to be a part of USA Volleyball Cup 2014,” Roberts said. “This opportunity will not only enable us to increase brand visibility, but it will also allow us to gain new customers and market share while enhancing our competitive position in the marketplace.”

The USA Volleyball Cup is in its second year in bringing elite teams to the United States to compete in an annual tour series. After the U.S. Women hosted Japan last summer for three matches in Southern California packed arenas, the No. 2 ranked team in the world will host No. 1 and two-time defending Olympic champion Brazil in July in a series of matches. Likewise, the U.S. Men will host a yet-to-be-determined elite opponent this August as part of the USA Volleyball Cup.

KonaRed is also proud to announce that its Coconut Water with Hawaiian Superfruit was selected as Product of the Week by NutraSolutions.com. The Product of the Week article can be found at http://www.nutrasolutions.com/articles/83104-coconut-water- with-antioxidants . NutraSolutions, started in 2000, appears multiple times a year as a special section within Prepared Foods and thus has a 43,000-plus BPA audited circulation to qualified technical, marketing, purchasing and other key management positions at food, dietary supplement and other nutritional companies.

“We are very proud to have our Coconut Water with Hawaiian Super Fruit chosen as Product of the Week by NutraSolutions,” Roberts said. “We will be officially introducing this great product at Natural Products Expo West in Anaheim, California from March 7-9. Trade show attendees can learn all about KonaRed and our product line-up by visiting us at booth 8423 during the expo.”

About USA Volleyball Founded in 1928, USA Volleyball is a Colorado incorporated non-profit organization recognized by the United States Olympic Committee (USOC) and the Federation International de Volleyball (FIVB) as the National Governing Body for the sport of Volleyball in the United States. USA Volleyball is responsible for both the Olympic disciplines of indoor volleyball and beach volleyball. USA Volleyball has 300,000 registered members, 12,000 teams and 5,300 clubs nationwide. With an annual budget in excess of $20 million dollars, USA Volleyball supports the USA men’s and women’s senior national team programs, youth and junior national teams, national championship events, coaching education and certification programs, grassroots development, and programs for the disabled and Paralympic Teams. USA Volleyball has a rich tradition of success as evidenced by winning an Olympic medal in every Olympic Games since 1984 and capturing numerous World Cup, World Championship and Continental Championship titles. USA Volleyball is committed to and works toward opportunity for all to participate. It is an advocate for all Americans endeavoring to assure universal access to opportunities at all levels of the game.
For more information please visitwww.usavolleyball.org .

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces antioxidant extracts and powders from Hawaiian Coffee Fruit which are used in its Antioxidant Juices, Organic Green Teas, and On-the-Go Packs. The company is headquartered in Koloa, Hawaii, and its products are sold in select Whole Foods, Safeway, Sprouts, Wal-Mart, 7-Eleven, and many other retail outlets throughout the US and Canada. For Investor Relations information about the company, contact IR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of KonaRed to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. KonaRed assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the SEC. There may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward- looking statements as a result of new information, future events or developments, except as required by securities laws. You are urged to consider these factors carefully in evaluating the forward- looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the SEC at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

Contact: KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website: www.KonaRed.com